UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 31, 2017

SEACOAST BANKING CORPORATION OF FLORIDA

(Exact Name of Registrant as Specified in Charter)

Florida	001-13660	59-2260678
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

815 Colorado Avenue, Stuart, Florida	34994
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (772) 287-4000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On January 31, 2017, the Board of Directors of Seacoast National Bank (the “SNB”), a wholly-owned subsidiary of Seacoast Banking Corporation of Florida (“Seacoast” or the “Company”), upon recommendation of the Company’s Compensation and Governance Committee, increased the size of SNB’s Board of Directors from fifteen to sixteen and elected Alvaro J. Monserrat as a director of SNB, effective immediately. SNB’s board of directors also appointed Mr. Monserrat to its Strategy and Innovation Committee.

Mr. Monserrat has served as CEO of RES Software, a leading digital workspace technology company since April 2015, after serving as Citrix Systems’ senior vice president of Worldwide Sales & Service from July 2008 to 2015. Mr. Monserrat’s career spans more than 25 years in large enterprises and entrepreneurial ventures within enterprise software, mobility, cloud, networking and business strategy. At Citrix, Monserrat was part of the executive leadership team that grew the company from hundreds of millions to more than $3 billion in revenue by 2014, and was instrumental in crafting the strategy that helped Citrix grow from a single-product company, to a multi-product industry leader. Prior to joining Citrix, Mr. Monserrat was a principal in Innovex Group (acquired by Citrix) and received numerous awards including Microsoft’s Best E-Commerce Solution and Best Small Business Solution Awards. In addition, Mr. Monserrat has served on the board of advisors for Virsto and Whiptail (2010 to 2013), on the national sponsor advisory board of the Leukemia and Lymphoma Society (2008-2009), and on the board (2009) and the board of advisors (2014-2015) of the Children’s Harbor Society. Mr. Monserrat holds a Masters of Business Administration degree from the University of Texas at Austin and a Bachelor of Science degree in Computer Science from the University of Miami.

There are no related party transactions (as defined in Item 404(a) of Regulation S-K) between the Company, SNB and Mr. Monserrat. Mr. Monserrat’s compensation for his service as a director of SNB is in accordance with the Company’s customary director compensation policies.

On February 6, 2017, Seacoast issued a press release announcing the appointment of Mr. Monserrat to SNB’s Board. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press release dated February 6, 2017 announcing the appointment of Alvaro J. Monserrat as a director of Seacoast National Bank

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOAST BANKING CORPORATION
OF FLORIDA

	By:	/s/ Dennis S. Hudson, III
Dennis S. Hudson, III
Chairman and Chief Executive Officer

Date: February 6, 2017

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated February 6, 2017 announcing the appointment of Alvaro J. Monserrat as Director of Seacoast National Bank